Exhibit 10.10

LICENSE AGREEMENT

For

MEASUREMENT OF LIPOPROTEIN SUBSPECIES

Between

BERKELEY HEARTLAB, INC.

and

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

through the

Ernest Orlando Lawrence
BERKELEY NATIONAL LABORATORY

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

1. BACKGROUND	1
2. DEFINITIONS	1
3. LICENSE GRANT	3
4. LICENSE ISSUE FEE	3
5. ROYALTIES AND PAYMENTS	3
6. PERFORMANCE REQUIREMENTS	5
7. PROGRESS AND ROYALTY REPORTS	6
8. BOOKS AND RECORDS	7
9. LIFE OF THE AGREEMENT	7
10. TERMINATION BY BERKELEY LAB	7
11. TERMINATION BY HEARTLAB	7
12. DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION	8
13. USE OF NAMES AND TRADEMARKS AND NONDISCLOSURE OF AGREEMENT	8
14. LIMITED WARRANTY	8
15. PATENT PROSECUTION AND MAINTENANCE	9
16. PATENT INFRINGEMENT	10
17. WAIVER	10
18. ASSIGNMENT	10
19. INDEMNIFICATION	11
20. LATE PAYMENTS	11
21. NOTICES	12
22. U.S. MANUFACTURE	12
23. PATENT MARKING	12
24. GOVERNMENT APPROVAL OR REGISTRATION	12
25. EXPORT CONTROL LAWS	13
26. FORCE MAJEURE	13
27. MISCELLANEOUS	13

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

LICENSE AGREEMENT FOR
MEASUREMENT OF LIPOPROTEIN SUBSPECIES

This license agreement (the “Agreement”) is entered into by The Regents of the University of California (“The Regents”), Department of Energy contract-operators of the Ernest Orlando Lawrence Berkeley National Laboratory, 1 Cyclotron Road, Berkeley, CA 94720, (jointly, “Berkeley Lab”), and Berkeley Heartlab, Inc., a California corporation (“HeartLab”) having its principal place of business at 1875 South Grant Ave, Suite 700, San Mateo, CA 94402.

1.  BACKGROUND

1.1           Certain inventions, generally characterized as measurement of lipoprotein subspecies (Berkeley Lab reference number IB-1054), (the “Invention”), were made in the course of research at Berkeley Lab and are covered by a U.S. patent application and other proprietary rights.

1.2           The United States Department of Energy (“DOE”) sponsored development of the Invention under Contract DE-AC03-76SF00098 between DOE and The Regents (the “DOE Contract”).  Consequently, this Agreement and the resulting license are subject to overriding obligations to the federal government pursuant to the provisions of the applicable law or regulations.

1.3           Berkeley Lab wants the Invention developed and used to the fullest extent so that the general public enjoys the benefits.

1.4           HeartLab wants to obtain certain rights from Berkeley Lab for the commercial development, manufacture, use, and sale of the Invention.

1.5           HeartLab is a “small business firm” as defined at Section 2 of Public Law 85-536 (15 U.S.C. 632).

Therefore the parties agree as follows:

2.  DEFINITIONS

2.1           “Affiliate” of a party means any entity that, directly or indirectly, controls that party, is controlled by that party or is under common control with that party; “control” for these purposes means the actual, present capacity to elect a majority of the directors or other managing authority of such entity.

2.2           “Alternative Methodology Product” means any product or service of HeartLab that performs substantially similar functions to inventions claimed in a Licensed Patent (whether more highly automated or not) and whose use, approval by the Federal Drug Administration, or attractiveness to the market depends at least in a material part on Proprietary Rights.  Nothing in this Agreement shall create any Berkeley Lab ownership interest to such Alternative Methodology Products, but such products are subject to royalties to the extent provided in Section 5.1.

2.3           ‘‘Effective Date” means April 30, 1997.

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

2.4           “Highly Inflationary Currency” means the currency of any economy with a cumulative inflation rate of 100% or more over the most recent three calendar years, as measured by consumer price indices published by the International Monetary Fund (International Financial Statistics), Washington, D.C.

2.5           “Licensed Method” means any method, procedure, process or other subject matter whose use or practice would constitute, but for the license Berkeley Lab grants to HeartLab under this Agreement, an infringement of any claim in the Licensed Patents.

2.6           “Licensed Patent” means US Patent Application Serial Number [***]; any corresponding foreign patent application or patent for which HeartLab has met the requirements of Article 15; any division, reexamination, continuation, continuation-in-part (excluding new matter contained and claimed in that continuation-in-part),application of any of the foregoing or of which such application is a successor; any patents issuing on any of the foregoing, and all renewals, reissues and extensions thereof.

2.7           “Licensed Product” means any product or service that employs or is produced by the practice of inventions claimed in a Licensed Patent and whose manufacture, use or sale would constitute, but for the license Berkeley Lab grants to HeartLab under this Agreement, an infringement of any Valid Claim in the Licensed Patents.

2.8           “Proprietary Rights” means information related to the Invention, including data, drawings and sketches, designs, test results, and information of a like nature, whether patentable or not, developed by [***] or others working under their direct supervision at Ernest Orlando Lawrence Berkeley National Laboratory.  Proprietary Rights also includes copyright in the foregoing, to the extent Berkeley Lab obtains the right to assert copyright under its DOE Contract.

2.9           “Selling Price” for the purpose of computing royalties means [***]

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

2.10         “Valid Claim” means either (a) a claim in a pending patent application that has not been pending for more than four (4) years from its filing date and that has not been abandoned; or (b) a claim of an issued and unexpired patent that has not been held unenforceable, unpatentable or invalid by a decision of a court or government agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that has not been admitted by the holder of the patent to be invalid or unenforceable through reissue, disclaimer or otherwise.

3.  LICENSE GRANT

3.1           Subject to the limitations set forth in this Agreement, Berkeley Lab grants to HeartLab the limited (by the terms of Sections 3.2 and 3.7) exclusive, royalty-bearing license, under the Licensed Patents and Proprietary Rights, to make, use, and sell Licensed Products and Alternative Methodology Products and to practice Licensed Methods.

3.2           Any license under this Agreement is subject to the following:  (a) DOE’s royalty-free license for federal government practice only, and (b) DOE’s option to grant licenses either if reasonable steps to commercialize the Invention are not carried out or in order to meet federal regulations.  HeartLab shall use commercially reasonable best efforts to commercialize Licensed Products.

3.3           Berkeley Lab also grants to HeartLab the right to issue royalty-bearing sublicenses to make, use, and sell Licensed Products, Alternative Methodology Products or to practice Licensed Methods; provided, however, that HeartLab may issue such sublicenses only if HeartLab has current exclusive rights under this Agreement.

3.4           Any sublicense HeartLab grants must be consistent with all the rights and obligations due Berkeley Lab and the United States Government under this Agreement, including, without limitation, the license back to the United States Government.

3.5           HeartLab shall provide Berkeley Lab with a copy of each sublicense issued under this Agreement; collect payment of all royalties due Berkeley Lab from sublicensees; and summarize and deliver all reports due Berkeley Lab from sublicensees under Article 7 (PROGRESS AND ROYALTY REPORTS).

3.6           If this Agreement terminates for any reason, Berkeley Lab, at its sole discretion, shall determine whether HeartLab must cancel or assign to Berkeley Lab any or all sublicenses.

3.7           Berkeley Lab expressly reserves the right to use the Invention and associated technology solely for noncommercial educational and research purposes.

4.  LICENSE ISSUE FEE

4.1           HeartLab shall pay Berkeley Lab a license issue fee of [***] payable as follows:  (a) [***] within [***]; (b) an additional [***] by [***]

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

; (c) and the remaining [***] by [***].

4.2           This fee is non-refundable and is not an advance against royalties.

5.  ROYALTIES AND PAYMENTS

5.1           HeartLab shall pay to Berkeley Lab an earned royalty of [***] of the Selling Price of each Licensed Product HeartLab sells.  That [***] royalty represents a royalty of [***] of Selling Price for the license of Licensed Patents and [***] of Selling Price for the license of Proprietary Rights.  The parties understand that the [***] royalty rate only applies to sales in countries where there is a Valid Claim in the Licensed Patents that claims the manufacture, use or sale of the Licensed Product; in all other countries, the [***] royalty rate applies.  In addition, HeartLab shall pay to Berkeley Lab an earned royalty of [***] of the Selling Price of each Alternate Methodology Product HeartLab or its sublicensee or Affiliate sell.

5.2           Under this Agreement a Licensed Product is considered to be sold when reimbursed, or if not invoiced, when delivered to a third party.  But when the last patent covering a Licensed Product expires or when the license terminates, any shipment made on or before the day of that expiration or termination that has not been billed out before is considered as sold (and therefore subject to royalty).  Berkeley Lab shall credit royalties that HeartLab pays on a Licensed Product that the customer later rejects, returns or does not accept.

5.3           For each sublicense, HeartLab shall pay Berkeley Lab the same royalties it would pay if HeartLab was making, using, or selling Licensed Products under this Agreement.  The royalties paid to HeartLab may exceed the royalties paid to Berkeley Lab.

5.4           HeartLab shall pay to Berkeley Lab by August 31 of each year the difference between the earned royalties for that calendar year already paid to Berkeley Lab and the minimum annual royalty set forth in the following schedule.  Berkeley Lab shall credit that minimum annual royalty paid against the earned royalty due and owing for the calendar year in which HeartLab made the minimum payment.

Calendar Year	Minimum Annual Royalty
1997	$	[***]
1998	$	[***]
1999	$	[***]
2000 and each year thereafter	$	[***]

If HeartLab’s rights convert to non-exclusive, the minimum annual royalty amounts set forth in this Section 5.4 shall [***].

5.5           HeartLab shall send payment for royalties accruing to Berkeley Lab quarterly together with its royalty report under paragraph 7.4.

5.6           HeartLab shall make checks payable to “The Regents of the University of California (Berkeley Lab/L-97-1203).”  HeartLab shall pay Berkeley Lab only in United States dollars.  If a Licensed Product is sold for moneys other than United States dollars (not including Highly Inflationary Currency), HeartLab shall first determine the earned roy-

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

alties in the foreign currency of the country in which the Licensed Product was sold and then convert them into equivalent United States dollars at the closing exchange rate published by The Wall Street Journal on the last business day of the reporting period.  If a Licensed Product is sold for a Highly Inflationary Currency, HeartLab shall convert the sales subject to royalties into equivalent United States funds using the closing exchange rates in effect on the date of invoicing (or if no invoicing, of delivery) as published by The Wall Street Journal.  HeartLab shall quote the exchange rate in the Continental method (local currency per U.S. dollar).

5.7           HeartLab may not reduce royalties payable by any taxes, fees, or other charges imposed on the remittance of royalty income, except for applicable withholding taxes imposed for Berkeley Lab’s account, if any. HeartLab is also responsible for all bank transfer charges.

5.8           If HeartLab cannot promptly remit any royalties for sales in any country where a Licensed Product is sold because of legal restrictions, HeartLab may deposit in United States funds royalties due Berkeley Lab to Berkeley Lab’s account in a bank or other depository in that country.  If HeartLab is not permitted to deposit those payments in U.S. funds under the laws of that country, HeartLab may deposit those payments in the local currency to Berkeley Lab’s account in a bank or other depository in that country.

5.9           If a court of competent jurisdiction and last resort holds invalid any patent or any of the patent claims within Berkeley Lab’s Patent Rights in a final decision from which no appeal has or can be taken, HeartLab’s obligation to pay royalties based on that patent or claim will cease as of the date of that final decision.  HeartLab, however, shall pay any royalties that accrued before that decision or that are based on another patent or claim not involved in that decision or that are based on Proprietary Rights.

5.10         HeartLab has no duty to pay Berkeley Lab royalties under this Agreement on a Licensed Product HeartLab sells to the United States Government including any United States Government agency.  HeartLab shall reduce the amount charged for a Licensed Product sold to the United States Government by an amount equal to the royalty otherwise due Berkeley Lab.

6.  PERFORMANCE REQUIREMENTS

6.1           HeartLab shall diligently proceed with the development, manufacture and sale of Licensed Products and/or Alternate Methodology Products and shall diligently endeavor to market them within a reasonable time after the Effective Date in quantities sufficient to meet the market demand.

6.2           HeartLab shall make commercially reasonable efforts to obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products and/or Alternate Methodology Products.

6.3           HeartLab is entitled to exercise prudent and reasonable business judgment in meeting its performance requirements under this Agreement.

6.4           Subject to Section 6.3, if HeartLab is unable to perform any of the following, then Berkeley Lab upon 60 days notice may either terminate this Agreement or reduce this

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

limited exclusive license to a nonexclusive license, which is Berkeley Lab’s sole and exclusive remedy for such failure:

[***]

6.5           If Berkeley Lab has the right under Section 6.4 and grants a non-exclusive license to any other party upon royalty rates more favorable than those of this Agreement after reducing this license to a non-exclusive license, then [***]

6.6           HeartLab and Berkeley Lab by mutual written consent may amend or extend the requirements of paragraph 6.4.1 at the written request of HeartLab in response to legitimate business reasons, including changes in regulatory requirements, market conditions, or other reasonably unforseeable circumstances.

7.  PROGRESS AND ROYALTY REPORTS

7.1           Beginning November 30, 1997 and semi-annually thereafter, HeartLab shall submit to Berkeley Lab a summary progress report covering HeartLab’s activities related to the development and testing of all Licensed Products and/or Alternate Methodology Products.

7.2           The progress reports HeartLab submits under Paragraph 7.1 must include, but not be limited to, the following topics:

7.2.1        market plans for introduction of new Licensed Products and Alternate Methodology Products; and

7.2.2        number of full-time equivalent (FTEs) employees or agents working on the development or marketing of Licensed Products and/or Alternate Methodology Products.

7.3           HeartLab shall also report to Berkeley Lab in its immediately subsequent royalty report on the date of first commercial sale of each Licensed Product and/or Alternate Methodology Products in the U.S. and in each other country.

7.4           After the first commercial sale of a Licensed Product and/or Alternate Methodology Products anywhere in the world, HeartLab shall make quarterly royalty reports to Berkeley Lab on or before February 28, May 31, August 31 and November 30 of each year.  Each royalty report must cover the most recently completed calendar quarter and must show:

7.4.1        the Selling Price of each type of Licensed Product and/or Alternate Methodology Products sold by HeartLab;

7.4.2        the number of each type of Licensed Product and/or Alternate Methodology Products sold;

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

7.4.3        the royalties, in U.S. dollars, payable under this Agreement on those sales;

7.4.4        the exchange rates used in calculating the royalty due;

7.4.5        the royalties on government sales that otherwise would have been due under Paragraph 5.10; and

7.4.6        for each sublicense, if any:

(1)           the sublicensee;

(2)           the number, description, and aggregate Selling Prices of Licensed Products that the sublicensee sold or otherwise disposed of;

(3)           the exchange rates used in calculating the royalties due Berkeley Lab from the sublicensee’s sales.

7.5           If no sales of Licensed Products have been made during any reporting period, HeartLab shall make a statement to this effect.

8.  BOOKS AND RECORDS

8.1           HeartLab shall keep books and records accurately showing all Licensed Products manufactured, used, or sold under the terms of this Agreement.  HeartLab shall preserve those books and records for at least five years from the date of the royalty payment to which they pertain and shall open them to inspection by representatives or agents of Berkeley Lab at reasonable times.

8.2           Berkeley Lab shall bear the fees and expenses of Berkeley Lab’s representatives performing the examination of the books and records.  But if the representatives discover an error in royalties of more than 5% of the total royalties due for any year, then HeartLab shall bear the fees and expenses of these representatives and the difference between the earned royalties and the reported royalties (which shall be subject to the provisions of Article 20 (LATE PAYMENTS)).

9.  LIFE OF THE AGREEMENT

9.1           Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement commences on the Effective Date and expires concurrently with the last-to-expire issued Licensed Patent, or if no such Licensed Patent issues, at ten (10) years from the Effective Date.

9.2           Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

Article 8              Books and Records

Article 12            Disposition of Licensed Products on Hand upon Termination

Article 13            Use of Names and Trademarks and Nondisclosure of Agreement

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

Article 19            Indemnification

Article 25            Export Control Laws

9.3           Termination does not affect in any manner any rights of Berkeley Lab arising under this Agreement before the termination. After expiration of the Agreement as provided in  9.1, HeartLab shall retain a nonexclusive, royalty-free license under the Proprietary Rights for all purposes.

10.  TERMINATION BY BERKELEY LAB

10.1         If HeartLab violates or fails to perform any material term of this Agreement, then Berkeley Lab may give written notice of such default (“Default Notice”) to HeartLab.  If HeartLab fails to cure that default and provide Berkeley Lab with tangible evidence of the cure within [***] days of the Default Notice, Berkeley Lab may terminate this Agreement and the licenses granted by a second written notice (“Termination Notice”) to HeartLab.  If Berkeley Lab sends a Termination Notice to HeartLab, this Agreement automatically terminates on the effective date of the Termination Notice.

11.  TERMINATION BY HEARTLAB

11.1         HeartLab at any time may terminate this Agreement in whole or as to any portion of the Licensed Patents or Proprietary Rights by giving written notice to Berkeley Lab.  HeartLab’s termination of this Agreement will be effective [***] days after its notice.

12.  DISPOSITION OF LICENSED PRODUCTS
ON HAND UPON TERMINATION

12.1         Within [***] days of termination of this Agreement for any reason, HeartLab shall provide Berkeley Lab with a written inventory of all Licensed Products in process of manufacture or in stock.  HeartLab shall dispose of those Licensed Products within [***] days of termination.  The sale of any Licensed Product within the [***] days is subject to the terms of this Agreement.

13.  USE OF NAMES AND TRADEMARKS AND
NONDISCLOSURE OF AGREEMENT

13.1         In accordance with California Education Code Section 92000, HeartLab shall not use the name, “University of California, Ernest Orlando Lawrence Berkeley National Laboratory, Department of Energy National Laboratory” or shortened forms or adaptations of it (the “UC Name”), or make reference or allusion to it in any advertisement, labeling or publicity relating to a Licensed Product, except with the prior written permission of Berkeley Lab.

13.2         Neither party may disclose the terms of this Agreement to a third party without express written permission of the other party, except when required under either the California Public Records Act or other applicable law or court order.  Notwithstanding the foregoing, Berkeley Lab may disclose the existence of this Agreement and the extent of the grant in Article 3, but shall not otherwise disclose the terms of this Agreement, except to the DOE, and HeartLab may disclose the Agreement in confidence to bona fide potential investors or acquirers.

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

14.  LIMITED WARRANTY

14.1         Berkeley Lab warrants to HeartLab that it has the lawful right to grant this license.

14.2         This license and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. BERKELEY LAB MAKES NO REPRESENTATION OR WARRANTY THAT LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

14.3         IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

14.4         Nothing in this Agreement may be construed as:

14.4.1	a warranty or representation by Berkeley Lab as to the validity or scope of any of Berkeley Lab’s rights in Licensed Patents;

14.4.2	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

14.4.3	an obligation to bring or prosecute actions or suits against third parties for patent infringement, except as specifically provided for in Article 16 (Patent Infringement); or

14.4.4

a grant by implication, estoppel or otherwise of any license or rights under any patents of Berkeley Lab other than Licensed Patents, regardless of whether such patents are dominant or subordinate to Licensed Patents;

14.4.5	an obligation to furnish any know-how not provided in Licensed Patents other than Proprietary Rights existing on the Effective Date.

15.  PATENT PROSECUTION AND MAINTENANCE

15.1         Berkeley Lab shall diligently maintain the United States patents for Licensed Patents using counsel of its choice.  Berkeley Lab shall bear the cost of preparing, filing, prosecuting and maintaining any United States patent covered by this Agreement.

15.2         HeartLab may request that Berkeley Lab seek patent protection on the Invention in foreign countries if available.  Berkeley Lab has no obligation to take action to file foreign patent applications on behalf of HeartLab until the following occurs:

15.2.1	HeartLab makes that request in writing to Berkeley Lab by May 1, 1997. The absence of the required notice from HeartLab to Berkeley Lab acts as an election not to secure foreign rights.

15.2.2	That notice also identifies the countries HeartLab desires.

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

15.2.3	HeartLab pays Berkeley Lab the foreign license fee as set forth in paragraph 15.3.

15.3         The foreign license fee for each foreign counterpart to a United States patent application shall be as follows:

[***]

15.4         Berkeley Lab shall bear the expense of preparing, filing and prosecuting all foreign patent applications that Berkeley Lab files at HeartLab’s request.  HeartLab shall bear the expense of maintaining all resulting patents.  Berkeley Lab will hold those patents in its name and obtain them using counsel of its choice.

15.5         Berkeley Lab may file patent applications at its own expense in any country in which HeartLab has not elected to secure patent rights.  Those applications and resultant patents shall not be subject to this Agreement.

15.6         Berkeley Lab shall provide HeartLab in a timely fashion with copies of all relevant documentation so that HeartLab is informed of the continuing prosecution of Licensed Patents and any foreign patent applications Berkeley Lab files under paragraph 15.2 and has the opportunity to make suggestions regarding such prosecution.  HeartLab shall keep this documentation confidential. Berkeley Lab shall use all reasonable efforts to amend any patent application to include claims reasonably requested by Heart-Lab to protect the products contemplated to be sold under this Agreement.

16.  PATENT INFRINGEMENT

16.1         If HeartLab learns of the substantial infringement of any of Berkeley Lab’s Patent Rights, HeartLab shall so inform Berkeley Lab in writing and shall provide Berkeley Lab with reasonable evidence of the infringement.  During the period and in a jurisdiction where HeartLab has exclusive rights under this Agreement, neither party may notify a third party of the infringement of any of Berkeley Lab’s Patent Rights without first obtaining written consent of the other party, which consent shall not be unreasonably denied.  Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

16.2         HeartLab may request that Berkeley Lab take legal action against the infringement of Berkeley Lab’s Patent Rights.  HeartLab shall make that request in writing and include reasonable evidence of the infringement and damages to HeartLab.  If the infringing activity has not been abated within [***] days of that request, Berkeley Lab may elect to:  (a) commence suit on its own account; or (b) refuse to participate in the suit. Berkeley Lab

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

shall give written notice of its election to HeartLab by [***] after receiving notice of the request from HeartLab. HeartLab may thereafter bring suit for patent infringement only if Berkeley Lab elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where HeartLab has exclusive rights under this Agreement.  If, however, HeartLab elects to bring suit in accordance with this paragraph, Berkeley Lab may thereafter join such suit at its own expense.

16.3         Such legal action as is decided upon must be at the expense of the party on account of whom suit is brought and all consequent recoveries belong to that party. But if Berkeley Lab and HeartLab jointly bring legal action and fully participate in it, the parties must jointly share both the expense and all recoveries in proportion to the share of expense each party pays.

16.4         Each party shall cooperate with the other in litigation proceedings instituted under this Agreement but at the expense of the party on account of whom suit is brought.  The party bringing the suit will control that litigation, except that Berkeley Lab may elect to be represented by counsel of its choice in any suit brought by HeartLab.

17.  WAIVER

17.1         The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.

18.  ASSIGNMENT

18.1         This Agreement is binding upon and shall inure to the benefit of Berkeley Lab, its successors and assigns.  HeartLab may assign this Agreement upon notice to Berkeley Lab to a HeartLab Affiliate or to a successor in interest by way of acquisition, merger or sale of all or substantially all of HeartLab’s assets.  Any other attempt by HeartLab to assign this Agreement is void unless HeartLab obtains the prior written consent of Berkeley Lab; Berkeley Lab shall not unreasonably withhold that consent.

19.  INDEMNIFICATION

19.1         HeartLab agrees to indemnify, hold harmless and defend Berkeley Lab, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent applications in Licensed Patents and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense except to the degree attributable to Berkeley Lab’s own negligence or willful misconduct.  HeartLab shall pay all costs incurred by Berkeley Lab in enforcing this indemnification, including reasonable attorney fees.

19.2         HeartLab, at its sole expense, shall insure its activities in connection with the work under this Agreement and obtain and keep in force Comprehensive or Commercial Form General Liability Insurance (contractual liability and products liability included) with limits as follows:

19.2.1	Each Occurrence	$	[***]
19.2.2	Products/Completed Operations Aggregate	$	[***]

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

19.2.3	Personal and Advertising Injury	$	[***]
19.2.4	General Aggregate (commercial form only)	$	[***]

19.3         The coverages and limits referred to in this Article 19 do not in any way limit the liability of HeartLab. HeartLab shall furnish Berkeley Lab with certificates of insurance, including renewals, evidencing compliance with all requirements at least 30 days prior to the first commercial sale, use or distribution of a Licensed Product or Licensed Method.

19.3.1	If such insurance is written on a claims-made form, coverage shall provide for a retroactive date of placement on or before the Effective Date.

19.3.2

HeartLab shall maintain the general liability insurance specified during: (a) the period that the Licensed Product or Method is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by HeartLab or by a sublicensee, Affiliate, or agent of HeartLab, and (b) a reasonable period thereafter, but in no event less than five years.

19.4         The insurance coverage of paragraph 19.2 must:

19.4.1	Indicate that DOE, “The Regents of the University of California” and its officers, employees, students, and agents, are endorsed as additional insureds.

19.4.2

Include a provision that the coverages are primary and do not participate with, nor are excess over, any valid and collectible insurance or program of self-insurance carried or maintained by Berkeley Lab.

20.  LATE PAYMENTS

20.1         If HeartLab is late in making a payment to Berkeley Lab by more than [***] after the payment is due, HeartLab shall pay to Berkeley Lab such reasonable administrative fees and interest as Berkeley Lab generally charges third parties on overdue accounts.

21.  NOTICES

21.1         Any payment, notice or other communication this Agreement requires or permits either party to give must be in writing to the appropriate address given below, or to such other address as one party designates by written notice to the other party.  The parties deem payment, notice or other communication to have been properly given and to be effective (a) on the date of delivery if delivered in person; (b) on the fourth day after mailing if mailed by first-class mail, postage paid; (c) on the second day after delivery to an overnight courier service such as Federal Express, if sent by such a service; or (d) upon confirmed transmission by telecopier.  The parties’ addresses are as follows:

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

For payments to Berkeley Lab:

Ernest O. Lawrence

Berkeley National Laboratory

Accounting/Financial Management

P.O. Box 528

Berkeley, California 94701

Attention: Licensing Accountant

Fax: 510/486-5995

Telephone: 510/486-7113

For all other notices to Berkeley Lab:

Ernest O. Lawrence
   Berkeley National Laboratory
Technology Transfer Department
Mailstop 90-1070
One Cyclotron Road
Berkeley, California 94720
Attention: Licensing Manager
Fax: 510/486-6457
Telephone: 510/486-6467

In the case of HeartLab: 1875 South Grant Ave, Suite 700 San Mateo, CA 94402 Attention: Dr. Robert Swift, CEO Fax: 415/372-1948 Telephone: 415/372-1941

22.  U.S. MANUFACTURE

22.1         HeartLab shall have Licensed Products produced for sale in the United States manufactured substantially in the United States so long as HeartLab has current exclusive rights.

23.  PATENT MARKING

23.1         HeartLab shall mark all Licensed Products made, used or sold under this Agreement, or their containers, in accordance with the applicable patent marking laws.

24.  GOVERNMENT APPROVAL OR REGISTRATION

24.1         If the law of any nation requires that any governmental agency either approve or register this Agreement or any associated transaction, HeartLab shall assume all legal obligation to do so.  HeartLab shall notify Berkeley Lab if it becomes aware that this Agreement is subject to a U.S. or foreign government reporting or approval requirement.  HeartLab shall make all necessary filings and pay all costs, including fees, penalties, and all other costs associated with such reporting or approval process.

25.  EXPORT CONTROL LAWS

25.1         HeartLab shall observe all applicable United States and foreign laws and regulations with respect to the transfer of Licensed Products and related technical data, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

L-97-1203

26.  FORCE MAJEURE

26.1         If a party’s performance required under this Agreement is rendered impossible or unfeasible due to any catastrophes or other major events beyond its reasonable control, including, without limitation, the following, the parties are excused from performance:  war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters.  When such events abate, the parties’ respective obligations under this Agreement must resume.

27.  MISCELLANEOUS

27.1         The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

27.2         This Agreement is not binding upon the parties until it is signed below on behalf of each party.

27.3         No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

27.4         This Agreement embodies the entire and final understanding of the parties on this subject. It supersedes any previous representations, agreements, or understandings, whether oral or written.

27.5         If a court of competent jurisdiction holds any provision of this Agreement invalid, illegal or unenforceable in any respect, this Agreement must be construed as if that invalid or illegal or unenforceable provision is severed from the Agreement.  All other provisions of this Agreement must continue without regard to the severed provision, provided that the remaining provisions of the Agreement are in accordance with the intention of the parties.

27.6         This Agreement must be interpreted under California law.

Berkeley Lab and HeartLab execute this Agreement in duplicate originals through their duly authorized respective officers in one or more counterparts, that taken together, are but one instrument.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, THROUGH THE ERNEST ORLANDO LAWRENCE BERKELEY NATIONAL LABORATORY		BERKELEY HEARTLAB, INC.

By	/s/ Piermaria Oddone	By	/s/ Robert L. Swift
	(Signature)		(Signature)

By	Piermaria Oddone	By	Robert Swift
(Please Print)			(Please Print}

Title	Deputy Laboratory Director	Title	Chief Executive Officer

Date	April 30/97	Date	April 30, 97

Approved as to form

/s/ Glenn R. Woods
GLENN R. WOODS
LAWRENCE BERKELEY LABORATORY

4/29/97; TTD/VW

[***] indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.